UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2025

POSITRON CORPORATION
(Exact name of registrant as specified in its charter)

Texas	000-24092	76-0083622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3784 Commerce Ct, Suite 100, North Tonawanda, NY	14120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 576-0183

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POSC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On December 23, 2025, Positron Corporation (the “Company”) entered into a Subscription Agreement with a single investor to purchase 1,333,333 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for an aggregate purchase price of Two Million Dollars ($2,000,000). The sale and offer of the Shares was made without the use of a placement agent or finder. The issuance and sale of the Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were issued in reliance on the exemption from registration provided by Regulation S of the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K related to the Shares is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit No.	Description

10.1	Subscription Agreement dated December 23, 2025
99.1	Press Release dated December 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITRON CORPORATION

Date: December 30, 2025	By:	/s/ Adel Abdullah
Name: Adel Abdullah
Title: President